  Exhibit 99.1

CONSENT TO ACTION BY SHAREHOLDER
OF
AMERICAN RESOURCES CORPORATION
WITHOUT A MEETING

WHEREAS, Mark C. Jensen (“Shareholder”), is a shareholder of American Resources Corporation, a Florida corporation (the “Company”), who owns 5,138,977 shares of Class A Common Stock with one vote per share (the “Common Stock”) deems it appropriate to vote all of his shares of Common Stock in favor of amending the articles of incorporation of the Company, and that such shareholder action shall occur pursuant to a written consent without a meeting in accordance with Fla. Stat. § 607.0704(1) (2016).

NOW THEREFORE, pursuant to Section 607.0704(1) of the Florida Business Corporation Act, Shareholder hereby exercises his rights as a shareholder of the Company and consents to take this action without a meeting, waives notice of a meeting to take the corporate action set forth herein and votes all of his shares of Company Common Stock in favor of the amendment of the Company’s Articles of Incorporation to restate the amount of Series A Preferred Stock and include and/or amend the Series A and Series C Preferred Certificates of Designations and for the filing of such Articles of Amendment with the Florida Department of State, Division of Corporations.

This Consent to Action by Shareholder Without A Meeting is hereby executed and delivered to the Company at its principal address at 9002 Technology Lane, Fishers, Indiana 46038, and is dated and effective this 28 day of January, 2020.

/s/ Mark C. Jensen
Mark C. Jensen, Shareholder

Company Receipt Acknowledged:

/s/ Thomas M. Sauve	Date: 01/28/2020
Thomas M. Sauve, Director

CONSENT TO ACTION BY SHAREHOLDER
OF
AMERICAN RESOURCES CORPORATION
WITHOUT A MEETING

WHEREAS, Thomas M. Sauve (“Shareholder”), is a shareholder of American Resources Corporation, a Florida corporation (the “Company”), who owns 4,336,010 shares of Class A Common Stock with one vote per share (the “Common Stock”) deems it appropriate to vote all of his shares of Common Stock in favor of amending the articles of incorporation of the Company, and that such shareholder action shall occur pursuant to a written consent without a meeting in accordance with Fla. Stat. § 607.0704(1) (2016).

NOW THEREFORE, pursuant to Section 607.0704(1) of the Florida Business Corporation Act, Shareholder hereby exercises his rights as a shareholder of the Company and consents to take this action without a meeting, waives notice of a meeting to take the corporate action set forth herein and votes all of his shares of Company Common Stock in favor of the amendment of the Company’s Articles of Incorporation to amend and replace Articles II, IV, and VI of the Articles of Incorporation and for the filing of such Articles of Amendment with the Florida Department of State, Division of Corporations.

This Consent to Action by Shareholder Without A Meeting is hereby executed and delivered to the Company at its principal address at 9002 Technology Lane, Fishers, Indiana 46038, and is dated and effective this 28 day of January, 2020.

/s/ Thomas M. Sauve
Thomas M. Sauve, Shareholder

Company Receipt Acknowledged:

/s/ Mark C. Jensen	Date: 01/28/2020
Mark C. Jensen, Director

CONSENT TO ACTION BY SHAREHOLDER
OF
AMERICAN RESOURCES CORPORATION
WITHOUT A MEETING

WHEREAS, Kirk P. Taylor (“Shareholder”), is a shareholder of American Resources Corporation, a Florida corporation (the “Company”), who owns 1,620,383 shares of Class A Common Stock with one vote per share (the “Common Stock”) deems it appropriate to vote all of his shares of Common Stock in favor of amending the articles of incorporation of the Company, and that such shareholder action shall occur pursuant to a written consent without a meeting in accordance with Fla. Stat. § 607.0704(1) (2016).

             NOW THEREFORE, pursuant to Section 607.0704(1) of the Florida Business Corporation Act, Shareholder hereby exercises his rights as a shareholder of the Company and consents to take this action without a meeting, waives notice of a meeting to take the corporate action set forth herein and votes all of his shares of Company Common Stock in favor of the amendment of the Company’s Articles of Incorporation to amend and replace Articles II, IV, and VI of the Articles of Incorporation and for the filing of such Articles of Amendment with the Florida Department of State, Division of Corporations.

This Consent to Action by Shareholder Without A Meeting is hereby executed and delivered to the Company at its principal address at 9002 Technology Lane, Fishers, Indiana 46038, and is dated and effective this 28 day of January, 2020.

/s/ Kirk P. Taylor
Kirk P. Taylor, Shareholder

Company Receipt Acknowledged:

/s/ Mark C. Jensen	Date: 01/28/2020
Mark C. Jensen, Director

CONSENT TO ACTION BY SHAREHOLDER
OF
AMERICAN RESOURCES CORPORATION
WITHOUT A MEETING

WHEREAS, Gregory Q. Jensen (“Shareholder”), is a shareholder of American Resources Corporation, a Florida corporation (the “Company”), who owns 1,620,383 shares of Class A Common Stock with one vote per share (the “Common Stock”) deems it appropriate to vote all of his shares of Common Stock in favor of amending the articles of incorporation of the Company, and that such shareholder action shall occur pursuant to a written consent without a meeting in accordance with Fla. Stat. § 607.0704(1) (2016).

NOW THEREFORE, pursuant to Section 607.0704(1) of the Florida Business Corporation Act, Shareholder hereby exercises his rights as a shareholder of the Company and consents to take this action without a meeting, waives notice of a meeting to take the corporate action set forth herein and votes all of his shares of Company Common Stock in favor of the amendment of the Company’s Articles of Incorporation to amend and replace Articles II, IV, and VI of the Articles of Incorporation and for the filing of such Articles of Amendment with the Florida Department of State, Division of Corporations.

This Consent to Action by Shareholder Without A Meeting is hereby executed and delivered to the Company at its principal address at 9002 Technology Lane, Fishers, Indiana 46038, and is dated and effective this 28 day of January, 2020.

/s/ Gregory Q. Jensen
Gregory Q. Jensen, Shareholder

Company Receipt Acknowledged:

/s/ Mark C. Jensen	Date: 01/28/2020
Mark C. Jensen, Director

CONSENT TO ACTION BY SHAREHOLDER
OF
AMERICAN RESOURCES CORPORATION
WITHOUT A MEETING

WHEREAS, Adam B. Jensen (“Shareholder”), is a shareholder of American Resources Corporation, a Florida corporation (the “Company”), who owns 1,210,156 shares of Class A Common Stock with one vote per share (the “Common Stock”) deems it appropriate to vote all of his shares of Common Stock in favor of amending the articles of incorporation of the Company, and that such shareholder action shall occur pursuant to a written consent without a meeting in accordance with Fla. Stat. § 607.0704(1) (2016).

NOW THEREFORE, pursuant to Section 607.0704(1) of the Florida Business Corporation Act, Shareholder hereby exercises his rights as a shareholder of the Company and consents to take this action without a meeting, waives notice of a meeting to take the corporate action set forth herein and votes all of his shares of Company Common Stock in favor of the amendment of the Company’s Articles of Incorporation to amend and replace Articles II, IV, and VI of the Articles of Incorporation and for the filing of such Articles of Amendment with the Florida Department of State, Division of Corporations.

This Consent to Action by Shareholder Without A Meeting is hereby executed and delivered to the Company at its principal address at 9002 Technology Lane, Fishers, Indiana 46038, and is dated and effective this 28 day of January, 2020.

/s/ Adam B. Jensen
Adam B. Jensen, Shareholder

Company Receipt Acknowledged:

/s/ Mark C. Jensen	Date: 01/28/2020
Mark C. Jensen, Director